Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR END
2005 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – January 17, 2006 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and year end 2005 financial results on Tuesday, February 14, 2006, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Monday, February 13, 2006.

This call will be webcast live by Thomson Financial/CCBN and can be accessed at the Company’s website at www.crosscountry.com or by dialing 888-323-9686 from anywhere in the U.S. or by dialing 210-839-8502 from non-U.S. locations – Passcode: Cross Country. A replay of the webcast will be available from February 14th through February 28th. A replay of the conference call will be available by telephone from approximately 12:00 p.m. Eastern Time on February 14th until February 28th by calling 800-994-1518 from anywhere in the U.S. or 203-369-3416 from non-U.S. locations.

The webcast will also be distributed over Thomson Financial/CCBN's Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through Thomson Financial/CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Financial/CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via Thomson Financial/CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States as well as a provider of human capital management services. The Company has a client base of approximately 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company’s press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com